Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities & Exchange Act of 1934
                             (Amendment No. ______)


Filed by the Registrant X Filed by a party other than the Registrant Check the appropriate box:
___ Preliminary Proxy Statement
___ Confidential for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
_X_ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          International Game Technology
                (Name of Registrant as specified in its Charter)

Payment or Filing Fee (check the appropriate box):
_X_ No fee required
___ Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

___ Fee paid previously with preliminary materials.
___ Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                          INTERNATIONAL GAME TECHNOLOGY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On March 6, 2000



      The Annual Meeting of the Stockholders of International Game Technology will be held at our corporate headquarters, 9295 Prototype Drive, Reno, Nevada 89511, on Monday, March 6, 2000, at 1:30 p.m., local time, for the purpose of considering and voting on:

1.    Election of seven directors for the ensuing year; and
2. Such other business as may properly come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed January 14, 2000 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.


                                    By Order of the Board of Directors




                                    Sara Beth Brown
                                    Secretary



Reno, Nevada
January 18, 2000


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. THIS YEAR YOU MAY VOTE OVER THE INTERNET, AS WELL AS BY TELEPHONE OR BY MAILING A TRADITIONAL PROXY CARD. VOTING OVER THE INTERNET, BY PHONE OR BY WRITTEN PROXY WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING IF YOU DO NOT ATTEND IN PERSON. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY CARD REGARDING EACH OF THESE VOTING OPTIONS.

                                TABLE OF CONTENTS




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS..........................            1

INFORMATION CONCERNING SOLICITATION AND VOTING....................            3

ELECTION OF DIRECTORS.............................................            4

  NOMINEES FOR ELECTION OF DIRECTORS..............................            4
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................            6
  BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD..................            6
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.....            7
  COMPENSATION OF DIRECTORS.......................................            7

OTHER INFORMATION.................................................            8

  EXECUTIVE OFFICERS AND KEY EMPLOYEES............................            8
  EQUITY SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS        11
  EXECUTIVE COMPENSATION..........................................           12
  EMPLOYMENT CONTRACTS............................................           13
  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934       14
  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS................           14

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....           14

PERFORMANCE GRAPH.................................................           16

GENERAL ..........................................................           17

                          INTERNATIONAL GAME TECHNOLOGY
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Game Technology (together with its subsidiaries, as the context may require, hereinafter called the "Company") to be voted at the Annual Meeting of Stockholders to be held on Monday, March 6, 2000, and at any and all adjournments thereof.

      Solicitation of proxies by mail and distribution of proxy statements are expected to commence on or about January 27, 2000 and the cost thereof will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit, without extra compensation, proxies by telephone and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for postage and clerical expense in doing so.

      The executive offices of the Company are located at 9295 Prototype Drive, Reno, Nevada 89511.

Voting Securities

      The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock, $0.000625 par value, of which 75,473,501 shares were issued and outstanding at the close of business on January 14, 2000. Only stockholders of record at the close of business on January 14, 2000, the record date, will be entitled to vote at the meeting.

      The shares of Common Stock are entitled to one vote per share but do not have cumulative voting rights; therefore, a majority of the outstanding shares entitled to vote has the power to elect all directors. Directors of the Company who have been nominated for re-election and the executive officers of the Company collectively have the power to vote 3,254,371 shares as of the record date (4% of the outstanding shares) and have indicated that they currently intend to vote such shares in favor of each of the director nominees named herein.

Quorum, Abstentions and Broker Non-Votes

      Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or represent "broker non-votes" as shares that are present and entitled to vote, for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

      Shares referred to as "broker non-votes" are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter. If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters).

      Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals described herein. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card such person's lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the proposals discussed herein).

Revocability

      Proxies may be revoked at any time prior to the exercise thereof by giving written notice to the Company or by a later dated proxy executed by the person executing the prior proxy and filed with the Company or otherwise presented at the meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. If a proxy is granted and not revoked, it will be voted in accordance with instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the proposals described herein.

Stockholder Proposals for the 2001 Annual Meeting

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Company by September 29, 2000 to be considered for inclusion in the Company's proxy statement relating to that meeting. Stockholders desiring to present a proposal at the next Annual Meeting but who do not desire to have the proposal included in the proxy materials distributed by the Company must deliver written notice of such proposal to the Company prior to December 13, 2000 or the persons appointed as proxies in connection with the next Annual Meeting will have discretionary authority to vote on any such proposal.

                              ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until a successor is elected. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the seven persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director, which is not anticipated, the persons named as proxies reserve full discretion to vote for any other person who may be nominated. The favorable vote of a plurality of votes cast for each nominee is required for election to the Board of Directors.

Nominees for Election of Directors

      The following sets forth for each nominee for election as a director his name, all positions with the Company held by him and his principal occupation:

Charles N.  Mathewson,  71, was appointed to the Company's Board of Directors in
      1985 and was named Chairman in February 1986. In December 1986, Mr. Mathewson was appointed President and Chief Executive Officer and resigned as Chairman of the Board. Mr. Mathewson resumed the position as Chairman of the Board and resigned as President in February 1988, and resigned as Chief Executive Officer in June 1993. In February 1996, he resumed the position of Chief Executive Officer. He received his Bachelor of Finance degree from the University of Southern California in 1953 and graduated from the University of California Management Program in 1960. He served as Senior Executive Vice President and a Director of Jefferies and Co. from

      1968 to 1971, Chairman of the Board of Arden Mayfair, Inc. from 1971 to 1974, and Chairman of the Board of Wagenseller & Durst from 1978 to 1979. From 1980 until February 1986, Mr. Mathewson was a general partner of Management Advisors Associates, a partnership engaged in investment and business consulting. Mr. Mathewson is a member of the Board of Directors of Baron Asset Fund, and a member of the Board of Directors of Fel Cor Lodging Trust. He is also Chairman of the American Gaming Association.

AlbertJ.  Crosson,  69, was elected to the  Company's  Board of Directors in May
      1988. In July 1996, he became Vice Chairman of the Board and an employee of the Company. Mr. Crosson was employed for 34 years by ConAgra, Inc. and its predecessor companies. He was President of ConAgra Grocery Products Companies from 1993 until July 1996, when he retired. From 1986 until January 1993, he was President of Hunt-Wesson Foods, Inc., a ConAgra company. Prior to 1986, he was Executive Vice President for Hunt-Wesson, Inc., and President of Arden Mayfair.

WilburK. Keating, 68, was elected a Director in May 1987. He received his degree in Business Management from the University of Colorado in 1956. He is currently the Administrative Officer for the National Association of State Retirement Administrators and was previously the Assistant Executive Officer of the Nevada Public Employees Retirement System from 1974 through 1980, and the Chief Executive
      Officer from 1981 through 1994.

Bob Miller, 54, was appointed to the Board in January 2000. Governor Miller has been a senior partner at the law firm of Jones Vargas since January 1999. From January 1989 until January 1999, he served as Governor of the State of Nevada, and as Lieutenant Governor of the State of Nevada from 1987 to 1989. Governor Miller was the Clark County District Attorney from 1979 to 1986, and was Las Vegas Township Justice of the Peace from 1975 to 1979. He was first legal advisor for the Las Vegas Metropolitan Police Department from 1973 to 1975, and was a Clark County Deputy District Attorney from 1971 to 1973. Prior to 1973, Governor Miller was a uniformed commissioned officer for the Clark County Sheriff's Department and the Los Angeles County Sheriff's Department. During Governor Miller's political and professional careers, he has served on many local and national boards and chaired or co-chaired numerous committees within the National Governor's Association including the Chairmanship of the Association during 1996-1997. He was appointed by President Reagan to the nine-member President's Task Force on Victims of Crime in 1982, and was appointed to the Advisory Commission on Intergovernmental Relations by President Bill Clinton in 1993. Current board memberships include Newmont Mining Corporation, PageNet (Paging Network, Inc.), American Cancer Society
      Foundation-National,  U.S.  Secretary  of Energy  Advisory  Board,  Zenith
      National Insurance Corp., National Center for Missing and Exploited Children, Advisory Board of Americans for Technology Leadership. Governor Miller received his law degree in 1971 from Loyola Law School, Los Angeles.

Frederick B.  Rentschler,  60, was  appointed  to the Board of  Directors in May
      1992. Prior to his retirement in 1991, Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines from 1990 to 1991. Mr. Rentschler served as President and Chief Executive Officer of Beatrice Company from 1988 to 1990, as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1988, as President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984 and President of Armour-Dial from 1977 to 1980. Mr. Rentschler is the Chairman of the Board of Trustees of the Salk Institute, La Jolla, California. Additionally, Mr. Rentschler serves on the Boards of Bionutrics, and the Scottsdale Health Care Systems.

John J. Russell, 70, was appointed to the Board in January 1990. Mr. Russell joined the Company as Senior Vice President in February 1986, was named Executive Vice President in June 1987 and served as President from February 1988 until December 1994. He served as Chief Executive Officer of the Company from June 1993 until December 1995. In December 1995, Mr. Russell resigned as Chief Executive Officer and became a consultant to the Company. Mr. Russell served as President of Gabler, Russell & Company, Inc., a firm of business consultants, from 1959 to 1986. Mr. Russell began his business career in 1948 in the wholesale distribution and brokerage business.

Rockwell A. Schnabel, 62, was elected a Director in September 1994. Mr. Schnabel is founder and Managing Director of Trident Capital, Inc., a private equity investment firm. He also served as President of the Board of Commissioners for the Los Angeles Fire and Police Pension Board, which oversees investments of more than $10 billion in pension funds. He is the former Deputy Secretary of the U.S. Department of Commerce in Washington, D.C., and also served as the department's Acting Secretary. Mr. Schnabel previously served as the U.S. Ambassador to Finland and as President of Bateman Eichler Hill Richards (member NYSE) (Everen Securities). He is presently serving on the Boards of Directors of CSG Systems, Inc., Cyprus Amax Minerals Company, and Rezsolutions, Inc.

Certain Relationships and Related Transactions

      Mr. Warren L. Nelson, who is retiring from the Company's Board of Directors in March 2000, has an equity interest in a Nevada gaming business from which the Company recognized revenues of $1.5 million for fiscal 1999. The Company had contracts and accounts receivable balances from this customer of $1.5 million at October 2, 1999. During fiscal 1999, the largest aggregate amount of the Company's receivable balances from such customer was $1.7 million. Mr. Nelson is also a Director of the parent company of additional gaming businesses. The Company recognized revenues from these businesses of $18.7 million for fiscal 1999. The Company had contracts and accounts receivable balances from these businesses of $1.5 million as of October 2, 1999. During fiscal 1999, the largest aggregate amount of the Company's receivable balances from these customers was $1.8 million.

Board of Directors and Committees of the Board

      The Board of Directors held four regular meetings during fiscal 1999. During fiscal 1999, each director attended at least 75% of the aggregate number of meetings of the Board and respective Committees on which he or she served while a member thereof. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

      The Executive Committee, comprised of Messrs. Crosson and Mathewson, did not hold any meetings during fiscal 1999. Except for certain powers which under Nevada law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors.

      The Audit Committee consists of Messrs. Keating, Rentschler and Schnabel. The Audit Committee held three meetings during fiscal 1999. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

Compensation Committee Interlocks and Insider Participation

      During fiscal 1999, Ms. Claudine B. Williams, who retired from the Board of Directors in January 2000, and Messrs. Nelson and Rentschler served as members of the Compensation Committee. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain incentive compensation programs. The Compensation Committee held four meetings in fiscal 1999. See "Certain Relationships and Related Transactions" for a discussion of certain relationships between the Company and certain businesses affiliated with Mr. Nelson.

Compensation of Directors

      Each outside director receives a $12,500 annual fee and a fee of $750 for each committee meeting attended. Directors who are employees of the Company are not paid fees or additional remuneration for service as members of the Board or its Committees.

      Each non-employee director receives non-qualified stock options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors. Additionally, every year thereafter, each non-employee director receives non-qualified stock options to purchase 6,000 shares of Common Stock upon his or her re-election to the Board. Each non-employee director, except Governor Bob Miller, received non-qualified stock options to purchase 6,000 shares of Common Stock in fiscal 1999 at an exercise price of $14.375 per share. Governor Miller received non-qualified options to purchase 10,000 shares of Common Stock at an exercise price of $21.6875 per share upon his appointment to the Board in January 2000.

                                OTHER INFORMATION

Executive Officers and Key Employees

      The following table sets forth the name, age, and current office of the executive officers and key employees of the Company, all positions held with the Company by each individual, and a description of the business experience of each individual for at least the past five years.

Name                                Age       Title

Charles N. Mathewson                71    Chief Executive Officer

Albert J. Crosson                   69    Vice Chairman

G. Thomas Baker                     57    President, Chief Operating Officer

Robert A. Bittman                   45    Executive Vice President,
                                          Product Development

Robert M. McMonigle                 55    Executive Vice President, Corporate
                                          Relations and North America Sales

Raymond D. Pike                     52    Executive Vice President,
                                          Corporate Development

Anthony Ciorciari                   52    Senior Vice President, Operations

Sara Beth Brown                     44    Vice President, General Counsel,
                                          Secretary

Maureen T. Mullarkey                40    Vice President, Finance, Chief
                                          Financial Officer, Treasurer

Randy Kirner                        53    Vice President, Human Resources

Richard Pennington                  37    Vice President, Product Management


     For a description of Mr. Mathewson's and Mr. Crosson's backgrounds, see "Election of Directors."

     Mr. Baker first joined the Company in September 1988 as its Vice President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer of the Company. He was named Executive Vice President, Corporate Finance; Chief Financial Officer and Treasurer in September 1993 and held these positions until August 1995. Mr. Baker was Senior Vice President and Chief Financial Officer of Boomtown Hotels & Casinos from August 1995 to February 1996. Mr. Baker rejoined the Company in February 1996 as its President, Chief Operating Officer and Chief Financial Officer. In May 1998, he resigned as Chief Financial Officer of the Company. From August 1985 to September 1988, he was Chief Financial Officer for Evans Rents, an upscale furniture rental company in Los Angeles, California. From April 1979 until August 1985, Mr. Baker was the Chief Financial Officer at Aurora Productions, an independent motion picture production company in Los Angeles, California. Mr. Baker has a Bachelor of Science degree in Business Administration and Liberal Arts from Upper Iowa University.

     Mr. Bittman first joined the Company in 1985 as Marketing Research Analyst and was subsequently named Director of Marketing. He was promoted to Vice President of Marketing in 1988 and held this position until December 1995. Mr. Bittman rejoined the Company in March 1996 as Executive Vice President, Product Development. From 1980 to 1985, Mr. Bittman worked for Caesar's Tahoe in all phases of slot management, including two years as Director of Slot Operations. Mr. Bittman majored in systems analysis at New York University, and psychology at Queens College and the University of Nevada, Reno.

      Mr. McMonigle joined the Company as a Sales Manager in March of 1986. From April 1987 until October 1989, Mr. McMonigle was the Director of Sales for the Company and from October 1989 until September 1991 he was Vice President, Sales for the Company. From September 1991 to September 1993 he served as Executive Vice President of Sales for the Company. In September 1993, Mr. McMonigle was promoted to Executive Vice President, Corporate Relations and North America Sales for the Company. Prior to joining the Company, from September 1984 through March 1986, Mr. McMonigle served as Regional Sales Manager at American Protective Services located in Oakland, California. From March 1979 through July 1984, Mr. McMonigle was employed by ARA Services, Inc. as Regional Vice President in Los Angeles, and prior to that was employed from 1975 to 1979 as Director of Circulation for Straight Arrow Publishing in New York, publishers of "Rolling Stone" and "Outside" magazines. Prior to that, Mr. McMonigle was with Readers Digest in Pleasantville, New York. Mr. McMonigle is a graduate of Southeast Missouri State University with a Bachelor's Degree in Business Administration.

      Mr. Pike joined the Company as its General Counsel in December 1980 and served as its Chief Counsel and Secretary from June 1981 until January 1994, was named Vice President in 1983, Senior Vice President in February 1988, Senior Vice President, Corporate Development for the Company in September 1993 and Executive Vice President, Corporate Development in April 1995. He is currently a Trustee and Secretary for the International Association of Gaming Attorneys and serves as Vice Chairman of the Gaming Law Committee of the American Bar Association. He received his law degree from Boalt Hall, the University of California, Berkeley, in 1973. From September 1974 to December 1977, Mr. Pike was an Assistant United States Attorney for the District of Nevada. He then spent one year in the private practice of law as an associate with Lionel Sawyer & Collins before becoming the Deputy Attorney General for the State of Nevada/Chief of the Gaming Division. He held the latter position from December 1978 until joining the Company in December 1980.

     Mr. Ciorciari joined the Company as Vice President of Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. In August 1998, he was appointed Senior Vice President of Operations. Mr. Ciorciari has more than 26 years experience in U.S. and international manufacturing at Digital Equipment Company. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico. In this position, he was responsible for the manufacturing and supply of Digital's workstation and systems product lines. Mr. Ciorciari is currently a member of the Board of Directors for the National Association of Manufacturers in Washington, D.C. He is also a Foundation Board Member for Truckee Meadows Community College.

      Ms. Brown joined the Company in November 1999 as Vice President, General Counsel and Corporate Secretary. From 1994 to 1999, Ms. Brown was Senior Vice President and Regional Manager of Wells Fargo Private Client Services. From 1984 to 1994, Ms. Brown was Vice President and Managing Counsel for First Interstate Bank's Legal Division for the state of Nevada. From 1981 to 1984, she practiced law in the areas of civil rights, criminal defense and plaintiff's employment law. Ms. Brown graduated from the University of Nevada, Reno in 1978 with high honors and received a degree in Journalism. She received her Juris Doctorate from McGeorge School of Law in 1981 with distinction, and is a member of the Order of the Coif. Ms. Brown serves as a Commissioner to the Governor's Commission on Economic Development, and was appointed by U.S. Senator Richard Bryan to the committee which selects Nevada's military academy appointees.

     Ms. Mullarkey was named Chief Financial Officer at IGT in May 1998. Ms. Mullarkey began her career at IGT in 1989 and has held several financial positions, including her most recent position as Vice President of Finance and Treasurer of the Company. Ms. Mullarkey directs investor relations, finance, accounting, treasury management, tax, and information system functions. Ms. Mullarkey received a Bachelor of Science degree from the University of Texas at Austin in 1981, and a Masters of Business Administration degree from the University of Nevada, Reno in 1988.

     Mr. Kirner joined the Company in October 1997 as Vice President, Human Resources. From September 1993 through September 1997, Mr. Kirner served as the Vice President, Human Resources for Wyle Electronics, an international distributor of semiconductors, computer systems and related value-added services. From 1986 to 1992, he was employed by Allergan, Inc. of Irvine, California in various capacities including Regional Sales Manager and earlier as Vice President, Human Resources for Medical Optics, a subsidiary. Prior to that, Mr. Kirner was with American Hospital Supply Corporation from 1972 to 1986. He is a Vietnam veteran having served as an officer in the U.S. Army from 1967 to 1972. Mr. Kirner received a Masters of Science from West Coast University in 1975, a Masters of Business Administration degree from Georgia State University in 1968 and his Bachelors degree in Business Administration from North Georgia College and State University in 1967.

      Mr. Pennington joined the Company in July 1991 and has held several management positions in the finance and accounting areas of the Company. In 1997 he was promoted to Finance Director with responsibility for Credit, Cost Accounting, and Corporate Finance. In 1999, Mr. Pennington was promoted to Vice President of Product Management where he manages and coordinates the cross-functional activities and processes from product development through manufacturing, sales and service. Prior to joining the Company, Mr. Pennington was Manager of Cost Accounting at Western Digital in Irvine California, and prior to that, Manager of Accounting at Emerson Technologies LLP., an affiliate of Emerson Radio. Mr. Pennington attended California State University at Pomona where he graduated with a Bachelor's of Science degree in Business Administration in 1987.

Equity Security Ownership of Management and Other Beneficial Owners

      The following table sets forth information as of January 14, 2000 with respect to the beneficial ownership of the Company's Common Stock by principal shareholders owning more than 5% known to the Company, all directors, the officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group. The Company has no other class of equity securities outstanding.

                                            Shares of the Company's Common Stock
                                         ------------------------------------------
                                                       Options
                                                      Exercisable      Beneficially   Percent of
Name of Beneficial Owner                   Owned     within 60 days       Owned 1       Class 2
------------------------                 ---------  ---------------    ------------  ------------
G. Thomas Baker                           105,636      420,439            526,075          .70
Robert A. Bittman                         162,500        5,091            167,591          .22
Anthony Ciorciari                          44,113       53,902             98,015          .13
Albert J. Crosson                         208,864      622,000            830,864         1.10
Wilbur K. Keating                           4,718       32,667             37,385          .05
Charles N. Mathewson                    2,557,520    1,013,021          3,570,541         4.73
Robert M. McMonigle                        64,400       39,232            103,632          .14
Bob Miller                                      0            0                  0            0
Frederick B. Rentschler                         0       36,000             36,000          .05
John J. Russell                             8,469       18,000             26,469          .04
Rockwell A. Schnabel                       50,000       32,000             82,000          .11
All executive officers and
  directors as a group
  (16 persons)                          3,254,371    2,361,189          5,615,560         7.44

Ariel Capital Management Inc            7,395,000           --          7,395,000         9.80
  307 North Michigan Avenue
  Chicago, IL 60601
Pacific Financial Research, Inc.        7,247,000           --          7,247,000         9.60
  9601 Wilshire Boulevard, Suite 800
  Beverly Hills, CA 90210
J.P. Morgan Investment Management, Inc. 6,690,000           --          6,690,000         8.86
   522 Fifth Avenue, 7th Floor
   New York, NY 10036
Private Capital Management, Inc.        6,165,000           --          6,165,000         8.17
  3003 Tamiami Trail North
  Naples, FL 34103
ESL Partners, L.P.                      4,491,400           --          4,491,400         5.95
ESL Limited
ESL Institutional Partners, L.P.
  One Lafayette Place
  Greenwich, CT 06830

-----------
1 Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 14, 2000.

2 Any securities not outstanding which are subject to options or conversion privileges which are exercisable within 60 days of January 14, 2000 are deemed outstanding for the purpose of computing the percentage of outstanding securi-ties of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.



Executive Compensation


Summary Compensation Table

      The following table summarizes all compensation paid for fiscal 1999, 1998, and 1997, to the persons who held the position of Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Named Officers") during fiscal 1999.

                                                             Long-Term Compensation
                                                                         Securities
                                                             Restricted  Underlying      All
                                       Annual Compensation      Stock     Options       Other
 Name and Principal Position    Year  Salary($)1  Bonus($)1   Awards($)   Granted2  Compensation($)3
Charles N. Mathewson4           1999        1           --          --       --        117,507 5
  Chairman of the Board of      1998        1           --          --       --           3076
 Directors and Chief Executive  1997        1           --          --       --          3,229
 Officer

 G. Thomas Baker                1999  450,000      350,000          --       --         69,257
 President, Chief Operating     1998  450,000      640,877          --    10,017        65,566
 Officer                        1997  418,269      522,000          --     7,233        57,335

 Robert A. Bittman              1999  300,000      200,000          --        --        51,584
 Executive Vice President,      1998  286,539      350,000          --     5,970        46,476
 Product Development            1997  263,461      300,000          --     4,506        41,697

 Robert M. McMonigle            1999  225,000      175,000          --        --        43,258
 Executive Vice President,      1998  214,114      200,000          --     4,162        39,541
 Corporate Relations            1997  207,478      185,000     912,000 6   3,964        41,002
  North American Sales

 Anthony Ciorciari              1999  196,500      170,000          --        --        40,231
 Senior Vice President, 1998          187,638      180,000          --     3,646        36,578
 Operations                     1997  178,685      165,000     912,000 6   3,522        35,504


------------
1 Amounts shown includes base compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 1999.

2 Amounts represent options to purchase the number of shares of Common Stock shown.

3 Amounts shown include contributions by the Company to the accounts of the identified executive officers under the Company's qualified profit sharing plan and payment under the Company's cash sharing plan. See "Employee
 Incentive Plans" for a description of these plans.

4 During the period from October 1995 to February 1996, Mr. Mathewson had an annual base salary of $260,000. Commencing with his appointment to Chief Executive Officer, he has received nominal annual compensation of $1.00.

5 Amount shown also include estate planning, and health and life insurance premiums.

6 Restricted stock awards of 50,000 shares were made to both Mr. McMonigle and Mr. Ciorciari on February 18, 1997.The shares were awarded for a price of $.01 per share.40% of these awards vested in August 1999 and the remainder will vest in August 2001. The unvested shares issued are subject to repurchase by the Company at $.01 per share if employment terminates for certain reasons prior to the vesting of such shares.The dollar value of the shares issued,as presented, is based on the fair market value of the stock at the date of grant and does not take into account any diminution in value attributable to restrictions applicable to these shares.The dollar value of each of the awards was $906,250 at October 2, 1999.



Options

      The table below sets forth certain information regarding options granted to the Named Officers during fiscal 1999. No options were granted to any Named Officer during fiscal 1999.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
Values


                                               Number of Securities         Value of Unexercised
                      Options Exercised       Underlying Unexercised        In-The-Money Options
                       Shares     Value        Options at 10/02/99              at 10/02/99 1
 Name                 Acquired   Realized   Exercisable  Unexercisable   Exercisable   Unexercisable
Charles N. Mathewson     --         --       1,012,440       1,683       $4,857,107     $   11,372
G. Thomas Baker          --         --         316,989     219,037        1,534,825      1,010,916
Robert A. Bittman        --         --           2,996       7,480               --             --
Robert M. McMonigle      --         --          36,959      10,153          287,051         26,478
Anthony Ciorciari        --         --          51,886      18,197          270,899         73,099

------------

1 Market value of the underlying securities at year-end, less the exercise price of "in-the-money" options.



Employee Incentive Plans

      The Company provides the following three employee incentive plans: profit sharing and 401(k) plan, cash sharing and management bonus. Total annual contributions from operating profits for all three plans for fiscal 1999, 1998 and 1997 were $27.1 million, $26.5 million and $23.6 million.

      The profit sharing plan was originally adopted in 1980 for the Company's employees working in the United States. Benefits vest over a seven year period of employment. Effective January 1, 1993, the Company began distributing a portion of the profit sharing plan contribution under a 401(k) retirement plan matching program. Per the plan agreement, the Company matches 100% of employee contributions up to $500 and an additional 50% of the next $500 contributed by the employee. This allows for maximum annual Company contributions of $750 to each employee's 401(k) account. These contributions vest immediately. The Company's foreign subsidiaries have similar retirement plans.

      The cash sharing plan calls for semi-annual distributions to all non IGT-Australia, IGT-Japan, and Barcrest-Japan employees. The management bonuses under the management bonus plan are paid out annually to key employees throughout the Company.

Employment Contracts

      Robert A. Bittman was appointed Executive Vice President, Product Development of the Company effective March 18, 1996. The Company entered into a five year employment agreement with Mr. Bittman in March 1996 providing for an annual base salary of $250,000 and a one-time cash payment of $150,000, paid upon the commencement of his employment. Mr. Bittman is also eligible to participate in the Company's profit sharing, cash sharing and management bonus plans (see "Employee Incentive Plans"). Additionally, Mr. Bittman was granted a restricted stock award for 225,000 shares at a price of $.01 per share. The award vests in three equal installments upon the second, third and fifth anniversaries of the award. The unvested shares issued to Mr. Bittman are subject to repurchase by the Company at $.01 per share if Mr. Bittman's employment terminates for certain reasons prior to the vesting of such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1999, all filing requirements applicable to executive officers and directors were complied with.

Relationship with Independent Public Accountants

      The Company has selected Deloitte & Touche LLP as its independent accountants for the year ending September 30, 2000. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement as well as respond to appropriate questions.


THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain incentive compensation programs.

Compensation Philosophy
      Generally, the Company's compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance. The incentive cash bonuses received by the Named Officers in the Summary Compensation Table under the Company's management bonus plan comprised on average approximately 43% of their total salary and bonus compensation for fiscal 1999.

Executive Compensation
      The Company's management bonus plan is a cash-based incentive program, and for fiscal 1999, was based on the Company's income from operations. Individual cash bonus awards were made to the executive officers because the Committee believes such awards provide appropriate performance incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer and the President and Chief Operating Officer were determined for fiscal 1999, jointly by the Company's Chief Executive Officer, Mr. Mathewson, and the Company's President and Chief Operating Officer, Mr. Baker, based on their subjective evaluation of each officer's individual performance.

      Executive   officers  also  participate  in  benefit  plans  available  to employees as described under "Employee Incentive Plans."

      The Committee also uses stock option awards made under the International Game Technology 1993 Stock Option Plan (the "Stock Option Plan") to provide various incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the Common Stock of the Company on the date of the grant, and typically vest at the rate of 20% per year over five years with exercisability dependent on continued employment.

      Sara Beth Brown, Maureen Mullarkey and Richard Pennington each received a stock option award under the Stock Option Plan in fiscal 1999. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based on a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

      To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee will not, however, necessarily limit executive compensation to that which is deductible.

Chief Executive Compensation

      Mr. Mathewson became Chief Executive Officer of the Company on February 12, 1996. The Committee granted Mr. Mathewson stock options in February 1996 to acquire 1.0 million shares of the Company's Common Stock. All of such options were fully vested in December 1996. No options were granted to Mr. Mathewson in fiscal 1997, 1998 or 1999. On December 8, 1998, the Compensation Committee and Board of Directors approved the purchase of a $10 million split dollar life insurance benefit plan. Mr. Mathewson received nominal compensation of $1.00 for salary in fiscal 1999.

                              COMPENSATION COMMITTEE

                              Frederick B. Rentschler, Chairman
                              Warren L. Nelson
                              Claudine B. Williams

                                PERFORMANCE GRAPH


      The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in the Company's Common Stock for the five-year period from October 1, 1994 through October 2, 1999 in comparison to the Standard and Poor's 500 Composite Index and a Peer Group. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Stock.



                                       1994    1995    1996    1997    1998   1999

International Game Technology  o        100      66     101     115      93     87
Peer Group                     (DELTA)  100     137     181     208     125    123
S & P 500                      X        100     130     156     219     239    306



      The peer group includes Alliance Gaming Corp., Anchor Gaming, Casino Data Systems, GTECH Holdings Corp., Silicon Gaming, Inc. and WMS Industries, Inc

                                     GENERAL

      The Company's Annual Report to Stockholders, containing audited financial statements, accompanies this Proxy Statement. A copy of the Company's most recent annual report on Form 10-K as filed with the Securities and Exchange Commission is available to shareholders upon written request, without charge. All requests should be directed to International Game Technology, Attn: Investor Relations, 9295 Prototype Drive, P.O. Box 10580, Reno, Nevada
89510-0580, telephone (775) 448-0880, fax (775) 448-1137.

      As of the date of this Proxy Statement, the Board of Directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the notice and described in this Proxy Statement. If, however, any matter incident to the conduct of the meeting or other business shall properly come before the meeting, it is intended that the proxies will be voted in respect of any such matters or other business in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /S/ Sara Beth Brown
                                          Sara Beth Brown
                                          Secretary

Reno, Nevada
January 18, 2000

Map to IGT
[GRAPHIC OMITTED][GRAPHIC OMITTED]